Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLDWIDE COMPLETES PORTFOLIO MANAGEMENT INITIATIVES AND PROVIDES PRELIMINARY AND EXPECTED FINANCIAL DISCLOSURES

Rockford, Michigan, November 2, 2017 - Wolverine World Wide, Inc. (NYSE: WWW) today announced the completion of its comprehensive portfolio management initiatives that were executed and expected to be completed during fiscal 2017, including the closures of underperforming stores, sale of the Sebago brand, licensing of the Stride Rite brand, and the recent sale the Company’s Department of Defense (DoD) contract business.

“The portfolio changes we made in the first three quarters of 2017 are an important component of our comprehensive WOLVERINE WAY FORWARD transformation,” said Blake W. Krueger, Wolverine Worldwide's Chairman, Chief Executive Officer and President. “We’ve taken action to address several underperforming segments of our business, which will allow the Company to focus resources on what we believe to be its biggest opportunities for growth. We continue to execute the most comprehensive transformation in the Company’s history aimed at optimizing the organization to excel in the fast-evolving consumer and global marketplace.”

“We are very pleased with the progress made in 2017 to improve the performance of our go-forward portfolio,” said Mike Stornant, Senior Vice President and CFO. “Our team has executed on several meaningful changes in a short time span, allowing us to enter 2018 with a very stable and more profitable foundation to grow from. In order to provide the anticipated financial impact of the 2017 divestitures and store closures, we have provided additional information within the supplemental table to this release which is intended to provide a better understanding of the impact to the business.”

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Chaco®, Bates®, HYTEST®, and Soft Style®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding: the effects of the Company’s portfolio management initiatives, including their go forward impact; the Company’s ability to successfully complete its WOLVERINE WAY FORWARD transformation and to optimize the organization to the consumer and global marketplace; future profitability and stability; projections about the impact of the portfolio management initiatives, including those in the following supplemental table; and the ability to wrap up portfolio management initiatives in 2017 or at all, including the conclusion of the novation of Department of Defense contracts and the ability to sell through Sebago products. In addition, words such as "guidance," "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "projects," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for owned and contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; the failure of the U.S. Department of Defense to exercise future purchase options or award new contracts, or the cancellation or modification of existing contracts by the Department of Defense or other military purchasers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories as well as consumer-direct operations; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and customers; increase in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other acquired intangibles; the success of the Company’s consumer-direct realignment initiatives; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

2017 DIVESTITURE AND STORE CLOSING
FINANCIAL SUMMARY
(Unaudited)
(In millions, except per share amounts)

In order to provide clarity on the anticipated financial impact of the 2017 divestitures and store closures, the Company has provided additional information within the supplemental table below. The items included in the table represent amounts that are, or that we expect to be, reflected in the fiscal 2017 results that we do not expect to reoccur in following fiscal years. The Company believes providing the following information is helpful to better understand the impact to the go forward business.

	Q1(1)	Q2(1)	Q3(2)	Q4 (3)	2017 Full-Year

Revenue - Impact
Sebago (4)	$7.6	$5.5	$6.9	$7.4	$27.4
Department of Defense (5)	6.4	6.5	7.2	7.1	27.2
Stride Rite wholesale (6)	18.5	21.6	—	—	40.1
Store Closings (7)	34.0	18.6	7.9	7.9	68.4
Total Revenue - Impact	$66.5	$52.2	$22.0	$22.4	$163.1

Gross profit (loss) - Impact	24.7	18.3	6.2	3.0	52.2

Selling, general, and administrative expenses - Impact	29.7	18.8	5.5	5.0	59.0

Operating profit (loss) - Impact	$(5.0)	$(0.5)	$0.7	$(2.0)	$(6.8)

Net earnings (loss) per share - Impact	$(0.03)	$—	$—	$(0.01)	$(0.04)

(1) The first and second quarter financial information includes certain estimates.
(2)     As the Company has not completed its quarter-end fiscal close, the third quarter financial information is preliminary, and, therefore, subject to final quarter-end closing adjustments and may change. The preliminary financial results presented in this release are based solely upon information available as of the date of this release.

(3) Fiscal 2017 Q4 amounts represent the Company's latest forecast.
(4)     The Sebago® divestiture line item reflects the estimated revenue from sale of Sebago® products that are not expected to reoccur beyond fiscal 2017 given the sale of the brand in Q3 2017. Under the terms of the sale agreement, the Company is allowed to sell Sebago® products through fiscal 2017.

(5)     The Department of Defense (DoD) transition reflects the estimated 2017 revenues that are not expected to reoccur beyond fiscal 2017 due to the sale of the Company's DoD contract business, which was finalized on September 29, 2017. The sale agreement requires the Company to continue to sell its products under certain contracts with the DoD until all such contracts can be novated, which is expected to occur during the fourth quarter of fiscal 2017.

(6) The Stride Rite® wholesale revenue line item represents those revenues prior to the transition to a license model on July 2nd, 2017 net of estimated license revenue.
(7) The store closing line item represents the amounts from stores that closed or are expected to close in 2017.